Exhibit 5.1
November 25, 2008
Pinnacle West Capital Corporation
400 North Fifth Street
Phoenix, Arizona 85004
Ladies and Gentlemen:
     We have acted as counsel to Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Third Amended and Restated Pinnacle West Capital Corporation Investors Advantage Plan (the “Plan”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to one million shares of common stock, no par value, of the Company (the “Offered Shares”) and associated preferred share purchase rights (the “Rights”). The Rights are to be issued pursuant to the Amended and Restated Rights Agreement, dated March 26, 1999, as amended by the Amendment to Rights Agreement effective as of January 1, 2002 (the “Rights Agreement”), between the Company and EquiServe Trust Company, N.A., as Rights Agent (the “Rights Agent”).
     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In rendering the opinions set forth herein, we have examined (i) the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof (the “Prospectus”); (ii) the Restated Articles of Incorporation of the Company as currently in effect; (iii) the Bylaws of the Company as currently in effect; (iv) the resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement and the offering and sale of the Offered Shares, and (v) the form of the Shares as incorporated into the Registration Statement. We have also examined such other documents and records and have made such other investigation as we have deemed necessary or appropriate to render the opinions set forth below. As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Pinnacle West Capital Corporation
November 25, 2008

     We have assumed the legal competency and capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents.
     Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement shall have become effective, and the Offered Shares shall have been issued and delivered in accordance with the Plan and the Prospectus, including receipt of the purchase price therefor as contemplated in the Plan and the Prospectus, and further assuming that the Offered Shares have been duly authenticated, executed, countersigned, registered and delivered upon payment therefor, the Offered Shares and their associated Rights will be validly issued, fully paid and non-assessable.
     We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Arizona and the laws of the United States of America. The opinions herein are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update, revise, or supplement our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Opinions” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Snell & Wilmer L.L.P.